UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 19, 2014

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On June 19, 2014, CyrusOne Inc. (“CyrusOne”) issued a press release announcing that it has priced a public offering of 13,900,000 shares of its common stock at a price to the public of $23.25 per share. The offering was upsized from the previously announced public offering of 12,500,000 shares of common stock. The underwriters have been granted an option to purchase up to 2,085,000 additional shares of common stock from CyrusOne at the public offering price, less underwriting discounts. CyrusOne will use the net proceeds of the offering to acquire 13,900,000 common units (or 15,985,000 common units if the underwriters exercise their option to purchase additional shares of CyrusOne’s common stock in full, assuming one common unit will be purchased for every share of common stock issued by CyrusOne in the offering) of limited partnership interests in CyrusOne’s operating partnership, CyrusOne LP, from a subsidiary of Cincinnati Bell Inc. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: June 20, 2014	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 19, 2014.